Eugene Science Issues Special Letter to Shareholders:
Company Highlights Restructuring to Grow Sales and
Strengthen Financial Position

LOS ANGELES, CA - September 10, 2008 - Eugene Science Inc. (OTCBB: EUSI), a leader in the nutraceutical marketplace with its cholesterol lowering CholZero (CZ™) plant sterols, today issued the following Special Letter to Shareholders.

Dear Fellow Shareholder:

I am writing to you for the first time as the recently appointed President and Chief Executive Officer of Eugene Science to introduce myself, and to explain the highlights of a Company restructuring that is expected to boost sales of our products as well as strengthen the Company’s financial position.

As I have been associated with Eugene Science since 1999 behind the scenes, a few words on my background may put my comments, and the restructuring, into a clearer context.

Background
I have over 20 years of sales and operations management experience in Japan, where I presently reside. For the past four years, I have served as CEO of ColorZip Japan, Inc., a Tokyo-based barcode interactive technology company that I founded and have since grown to several million dollars in profitable sales. Its customers or investors include Fuji Television, Tokyo Broadcasting, Mitsubishi, Sumitomo Corporation, Adobe Systems (USA) and many others.

From 1995 to 2004, I have served in Japan as a senior manager with Tomoku Group, a top-tier Tokyo Stock Exchange listed firm comprised of 12 companies, 4,500 employees and sales of $5 billion. Tomoku is a leader in beverage packaging, container manufacturing, distribution and recycling.

Back in 1999, I was impressed with Dr. Seung Kwon Noh and his team’s breakthrough R&D on the application of nano technology in biotech for cooking oils, and later plant sterols, and their mission to dramatically improve the prevention and treatment of major diseases facing humanity such as heart disease. While at Tomoku Group, I was instrumental in that company’s investment into Eugene Science and subsequently, I funded and served as a principal in a Japan distribution joint venture with Eugene Science. My Eugene Science predecessor, Dr. Noh, remains with Eugene Science as its Chief Technology Officer.

As CEO of Eugene Science, my mandate from the Board of Directors is to stabilize the Company financially and build upon its primary proven abilities in nutraceutical R&D, production and Asia marketing while seeking to cost effectively build market share in the West.

Restructuring
Eugene Science’s patented water dispersible, nano-sized plant sterols are widely recognized as the superior plant sterol product on the global market today. The rate of adoption for all plant sterols has been steady but generally slower than anticipated in the past two years. With the credit crisis of the past 12 months, the Company could not finance the considerable sales and marketing efforts required to build its markets on several continents worldwide.

Accordingly, Eugene Science has assigned much of its intellectual property (“IP”) estate including its CZ™ water dispersible plant sterols and AD/ADD to KIP Biotech, LLC., (“KIP”) with which it has formed a comprehensive strategic alliance.

Under the terms of the KIP Agreement, $2.25 million of Eugene Science’s most senior secured debt, held by KIP principals, will be cancelled.

Eugene Science will remain the worldwide manufacturer of its CZ™ plant sterol products.

KIP is to be independently funded and is expected to assemble a highly credentialed sales team to market and distribute CZ plant sterol products in Europe, North and South America. In addition to purchasing its plant sterol products from Eugene Science, KIP will also pay the Company a royalty based on KIP sales in the Western markets.

KIP will license that same IP to Eugene Science for the Company’s continued marketing and distribution in Asia, and the Company will pay KIP a royalty on its Asian sales.

Eugene Science will lead R&D on plant sterols and AD/ADD including improvement to existing patents in cooperation with KIP. Eugene Science, however, will own certain and newly created IP including a water soluble (vs. dispersible) plant sterol formulation under active development and which holds great potential as an unrivalled food and beverage additive.

As a measure of its confidence, and to strengthen the Company’s financial position, KIP has agreed to pay Eugene Science $20,000 per month as an advance against future royalties. The two companies are also in discussion on additional KIP investment into Eugene Science for capital expenditures and other costs to support increased R&D and manufacturing.

Outlook 2009
Our goals for the next twelve months include:

•
Build Asia market share. KT&G, a major, multi billion dollar Korean consumer products company, earlier this year placed an order of more than $200,000 for our CZ™ plant sterols for a pilot study now underway. We are optimistic that study will be positive and lead to much larger recurring orders. Several other Asian distribution deals from beverage additives to cosmetic products are in various stages of discussion.

•
Build European, North and South American Marketplace. Eugene will continue to produce CZ™ plant sterols for Archer Daniels Midland, and will support KIP’s efforts to enhance that relationship consistent with KIP’s mission to maximize sales in the West.

•
Reinforce manufacturing position. Eugene Science remains a premier producer of what we believe to be the world’s finest cholesterol lowering plant sterols. Both through the Company’s Asia distribution, and KIP’s distribution in the west, Eugene Science intends to build its reputation as the go-to producer of the world’s best plant sterols.

•
Exploit R&D advantage. Eugene Science has a number of advanced proprietary biotech technologies in development that we plan to pursue either directly or in cooperation with KIP or other biotech or nutraceutical companies. This includes a form of conjugated linoleic acid - diglyceride (CLA-DG) -- a modified fatty acid molecule highly suitable for capsule form or addition to cooking oils -- that tests show can significantly reduce fat and build muscle when added to a person’s diet.

Until now, sales and marketing in the West has been the Company’s greatest deficiency. We believe this restructuring, and new strategic alliance with KIP, will boost western sales with a well funded world-class sales and marketing organization. This enables Eugene Science to streamline its resources to focus on its core strengths of R&D, manufacturing and Asia marketing and distribution.

In a world where consumers spend tens of billions of dollars each year on expensive cholesterol lowering pharmaceuticals with varying side effects, Eugene Science is well positioned to succeed and, going forward, we intend to communicate that success to you regularly.

I appreciate your confidence and support.

Yours truly,

Chris Craney
President and Chief Executive Officer

About Eugene Science, Inc.
Based in Seoul, Korea, Eugene Science is a global biotechnology company tackling ailments such as heart disease, obesity and diabetes through innovation in the nutraceutical field. Its first commercial heart disease product, CZ™, is a patented, nanoscience-based, water-dispersible functional food ingredient containing natural plant sterols that help maintain healthy cholesterol levels by inhibiting its absorption. CZ™ is available in capsule form, or as a food or beverage additive. These plant sterols are approved by the U.S. FDA for health claims related to cholesterol lowering efficacy. Please visit www.eugene21.com.

Forward-Looking Statements: This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, Eugene Science, or its representatives, have made or may make forward-looking statements, orally or in writing. The words "estimate," "project," "potential," "intended," "expect," "anticipate," "believe" and similar expressions or words are intended to identify forward-looking statements. Such forward-looking statements may be included in, but are not limited to, various filings made by Eugene Science with the United States Securities and Exchange Commission (available at www.sec.gov), press releases or oral statements made with the approval of an authorized executive officer of Eugene Science. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. Reference is hereby made to Eugene Science's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 for information regarding those factors and conditions as well as to the corresponding report of the restructuring and KIP Agreement filed on Form 8-K. Among the important factors that could cause actual results to differ materially from management's projections, estimates and expectations include, but are not limited to: changing economic influences in the nutraceutical or cosmetic industry; dependence on key personnel; actions of third parties; the market for cosmetic or nutraceutical products containing Eugene Science’s CZ™ ingredient; and availability of adequate financing and KIP’s ability to execute on its business plan as a Company strategic ally. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as of the date of this press release. Eugene Science undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Company Contact for CZ™ Sales and Distribution
Mr. Steven Kim
Overseas Department
8th Fl, LG Palace Bldg., 165-8
Donggyo-Dong, Mapo-Gu, Seoul, Korea
Tel: 82-2-338-6282
E: kimes@eugene21.com